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                                                                     Exhibit 3.7

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                CLARK USA, INC.

                   -----------------------------------------

                   Adopted in accordance with the provisions of Section 242 of the General Corporation
                          Law of the State of Delaware

                   -----------------------------------------


     I, Maura J. Clark, Executive Vice President of CLARK USA, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certify as follows:

     FIRST: That the Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 28, 1994 and that Certificates of Amendment thereto were filed with the Secretary of State of Delaware on February 23, 1995; November 3, 1995; and on three (3) occasions on October 1, 1997 (as so amended, the "Certificate of Incorporation").

     SECOND: That the first paragraph of Article 4 of the Certificate of Incorporation of the Corporation has been amended to read in its entirety as follows:

          ARTICLE 4. The total number of shares of capital stock which the Corporation shall have the authority to issue is 69,554,552 shares, consisting of: (a) 64,554,552 shares of common stock, par value $.01 per share, of which: (i) 54,164,597 shares shall be designated "Common Stock",
     (ii) 3,389,955 shares shall be designated "Class D Common Stock", and (iii) 7,000,000 shares shall be designated "Class F Common Stock"; and (b) 5,000,000 shares of "Preferred Stock", par value $.01 per share.
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     THIRD:  That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the written consent of the holders of a majority of all outstanding shares of each class entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law.

          IN WITNESS WHEREOF, the undersigned has signed the Certificate this 14th day of November, 1997

                              CLARK USA INC.

                              By:   /s/  Maura J. Clark
                                 ----------------------
                                 Maura J. Clark
                                 Executive Vice President - Corporate
                                 Development and Chief Financial Officer

Attested By:



  /s/  Katherine D. Knocke
----------------------------
Katherine D. Knocke
Secretary